FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2007

VoIP, Inc.
(Exact name of registrant as specified in its charter)

(Texas)	(000-28985)	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

Copies to:

Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Waiver of Default

This Current Report incorporates the VoIP, Inc. (the “Company”) Form 10-Q filed on August 20, 2007. As previously disclosed, on August 8 and August 9, 2007, the Company received separate default notices from Verizon Business Network Services, Inc. (“Verizon”), notifying the Company of its failure to make payments totaling $130,000 pursuant to the related Settlement Agreement. The Company subsequently made these payments, a portion of which payments was made outside of the contractual cure period. Verizon accepted the Company’s late payments and on September 11, 2007 notified the Company that it is not presently in default under the Settlement Agreement.

Financing Transactions

On September 12, 2007, pursuant to the terms of a subscription agreement and an intercreditor agreement, the Company issued and sold $1,844,581 in secured convertible notes (the “Financing Notes”) to several institutional investors, for a net purchase price of $1,374,999 (reflecting a 25.457% original issue discount) in a private placement. $397,500 of the proceeds (before closing costs of $106,513) was paid in cash to the Company at closing, and $977,499 of the proceeds was used to repay seven outstanding promissory notes held by four of the investors in the private placement. Pursuant to the related agreements, the Financing Notes are secured by a subordinated lien on the Company's assets, bear interest at the rate of 8% per annum, and are due by September 12, 2008. In addition, 15% of the Company’s future net financings are required to be used to repay the Financing Notes. The note holders may at their election convert all or part of the Financing Notes into shares of the Company's common stock at the conversion rate of $0.75 per share, subject to adjustment as provided in the notes. The investors also received five-year warrants to purchase a total of 2,459,442 shares of the Company's common stock, par value $0.001 per share, at an exercise price of $0.75 per share (the “Financing Warrants”). The investors also received “favored nations” rights such that for future securities offerings by the Company at a price per share less than the above conversion rate or warrant exercise price, the investors' conversion rate and warrant exercise price would be adjusted to the lower offering price.

Pursuant to the intercreditor agreement, $1,576,278 principal amount of the Company’s existing secured convertible notes were also reassigned among the parties to this agreement. That amount, plus $250,000 of the Waiver Notes (defined below), plus $1,646,589 principal amount of the Company’s other existing secured convertible notes, are referred to herein as Super Senior Secured Debt (the “SSS Debt”). The SSS Debt is repayable at the rate of $250,000 every 45 days following September 12, 2007 (the “Amortization Payments”), with all amounts outstanding in connection with the SSS Debt payable by May 31, 2008. In the event that the Company fails to make any of the Amortization Payments, the note holders may elect to trigger a reduction of the related effective notes’ conversion rate to an amount equal to 70% of the Company’s average of the three lowest closing bid prices of its common stock for the 10 days prior to the date a note holder converts its note.

Also pursuant to the related intercreditor agreement, the Company issued (i) $2,417,651 in secured convertible notes (the “Damages Notes”) to the investors as settlement of all liquidated damages accrued to date related to notes previously issued to these investors by the Company; and (ii) $2,000,000 in secured convertible notes (the “Waiver Notes”) to the investors in consideration for their waiving certain existing events of default and up to six months of future liquidated damages related to nonregistration events pertaining to financing agreements the Company entered into with them prior to September 12, 2007. The Company also issued to the investors five-year warrants to purchase a total of 4,870,075 shares of the Company’s common stock as further consideration for the waivers (the “Waiver Warrants”). The Damages Notes, Waiver Notes and Waiver Warrants contain terms substantially similar to the Financing Notes and Financing Warrants.

Also pursuant and subject to the terms of the subscription agreement, the Company has agreed to file a registration statement covering the resale of 150% of the shares of common stock that may be issuable upon conversion of all the Financing Notes, and 100% of the shares of common stock issuable upon the exercise of the Financing Warrants. The registration statement must be filed by November 9, 2007, and declared effective by January 10, 2008. In the event that this registration statement is not timely filed or declared effective by these dates, liquidated damages will accrue at the rate of 2% of the purchase price of the outstanding Financing Notes and purchase price of the common shares issued upon conversion of the Financing Notes for each thirty days (or pro rata portion thereof), up to a maximum of 24%.

Also on September 12, 2007, the Company signed an agreement to issue a $400,000 secured convertible note (the “Bristol Note”) to Bristol Investment Fund, Ltd. (“Bristol”), for a net purchase price of $200,000 plus additional noncash consideration, in a private placement. The proceeds were used to repay two outstanding notes held by Bristol. The Bristol Note conversion shares are not registered. The Bristol Note is secured by a subordinated lien on the Company's assets, bears interest at the rate of 8% per annum, and is due on September 12, 2008. Bristol may at its election convert all or part of the Bristol Note into shares of the Company's common stock at the conversion rate of $0.75 per share, subject to adjustment as provided in the note. Bristol also received “favored nations” rights such that for future securities offerings by the Company at a price per share less than the above conversion rate, the Bristol Note’s conversion rate would be adjusted to the lower offering price.

Following the close of the above described transactions, the Company had 10,444,253 shares of its common stock issued and outstanding.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, these transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing description of the intercreditor and subscription agreement does not purport to be complete and is qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference. The Company also executed a lockup agreement which is also included as an exhibit to the Current Report.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

A number of the Company’s existing financing agreements contain “favored nations” pricing provisions such that for future securities offerings by the Company at a price per share less than the contractual common stock conversion or warrant exercise rates, those investors' conversion or exercise rates would be adjusted to the lower offering price. As such, their applicable common stock conversion rates and warrant exercise prices were effectively reduced to $0.75 per share as a result of the Financing Notes and Financing Warrants described in Item 1.01 above. The effect of such reduction was to increase the number of fully diluted shares of the Company’s common stock from approximately 30 million shares, to a total of approximately 68 million common shares. The Company incorporates by reference its Form 10-Q filed on August 20, 2007 concerning the price ratchet effect on the derivative securities previously issued that have “favored nations” provisions.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 8.01	OTHER EVENTS

See Item 1.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 – Form of Subscription Agreement dated September 12, 2007

10.2 – Form of Secured Convertible Note dated September 12, 2007

10.3 – Form of Class D Common Stock Purchase Warrant dated September 12, 2007

10.4 – Form of Intercreditor, Subordination, Default Waiver, and Assignment Agreement dated September 12, 2007

10.5 – Lockup Agreement dated September 12, 2007

10.6 – Letter Agreement with Bristol Investment Fund, Ltd., dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC. (Registrant)

Date: September 14, 2007	By:	/s/ Robert Staats Robert Staats
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

10.1 – Form of Subscription Agreement dated September 12, 2007

10.2 – Form of Secured Convertible Note dated September 12, 2007

10.3 – Form of Class D Common Stock Purchase Warrant dated September 12, 2007

10.4 – Form of Intercreditor, Subordination, Default Waiver, and Assignment Agreement dated September 12, 2007

10.5 – Lockup Agreement dated September 12, 2007

10.6 – Letter Agreement with Bristol Investment Fund, Ltd., dated September 12, 2007